                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 25, 1997


                         APPAREL TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)



      DELAWARE                           0-23138             95-4374952
(State or Other Jurisdiction           (Commission         (I.R.S. Employer
of Incorporation or Organization)      File Number)        Identification No.)



        2300 SOUTH EASTERN AVENUE, CITY OF COMMERCE, CALIFORNIA 90040
                   (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (213) 725-4955


FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT:

                         AMERICAN CINEMASTORES INC.

     This Amendment is being filed by Apparel Technologies, Inc. (the "Registrant"), to present the audited financial statements and pro forma financial information required by Item 7 as of the result of the acquisition, through its wholly owned French subsidiary, of substantially all of the assets and certain liabilities of Cactus Europe SARL, a French corporation ("Cactus"), on November 25, 1997.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     Included herein are the audited financial statements of Cactus for the periods required by Regulation S-B.

(b)  Pro Forma Financial Information.

     Included herein is the pro forma financial information relating to the acquisition of Cactus as required by Regulation S-B.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       APPAREL TECHNOLOGIES, INC.
                                              (Registrant)

Date: March 11, 1998                   By:      /s/ Barry Hall
                                          ---------------------------
                                            Barry Hall
                                            Chief Financial Officer

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors
    Cactus Europe SARL



     We have audited the accompanying balance sheet of Cactus Europe SARL as of October 31, 1997 and the related statements of operations, changes in stockholders' deficit and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cactus Europe SARL as of October 31, 1997, and the results of their operations and cash flows for the ten months then ended in conformity with generally accepted accounting principles.


     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company had a working capital deficiency of FF 5,827,000 and a shareholders' deficit of FF 4,821,000 as of October 31, 1997. These matters raise substantial doubt as to the Company's ability to continue as a going concern. The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             BDO GENDROT, LLP

  Saint Cloud, France
  February 6, 1998

                              CACTUS EUROPE SARL

                                BALANCE SHEETS

                                           --------------  ----------------  --------------   ----------------
                                                            Informational         --          Informational
                                             OCTOBER 31,     Conversion       DECEMBER 31      Conversion
                                               1997        to U.S. Dollars       1996        to U.S. Dollars
                                           --------------  ----------------  --------------   ----------------
ASSETS                                                                         (unaudited)

CURRENT ASSETS

Cash and cash equivalents                  FF      --       $    --           FF    287,000       $  55,192
Accounts receivable, net of allowance           450,000        77,855             1,296,000         249,231
  for doubtful accounts of FF238,000 and
  FF73,000
Prepaid and other                               141,000        24,394               313,000          60,192
Inventory (Note 2)                              566,000        97,924               941,000         180,962
                                             ------------    ------------       ------------      ----------
    Total current assets                      1,157,000       200,173             2,837,000         545,577
                                             ------------    ------------       ------------      ----------
PROPERTY AND EQUIPMENT

Preliminary expenses                             96,000        16,609                96,000          18,462
Office Furnishings and equipment                127,000        21,972               115,000          22,115
Leasehold improvements                          190,000        32,872               196,000          37,692
Demonstration equipment                       1,323,000       228,893             1,317,000         253,269
                                             ----------     ----------          ------------      ----------
                                              1,736,000       300,346             1,724,000         331,538

Less accumulated depreciation and              (730,000)     (126,298)             (456,000)        (87,692)
modification
                                             ----------     ----------          ------------      ----------
Property and equipment, net                   1,006,000       174,048             1,268,000         243,846
                                             ----------     ----------          ------------      ----------
Total assets                               FF 2,163,000     $ 374,221          FF 4,105,000       $ 789,423


             SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND
                      NOTES TO FINANCIAL STATEMENTS.

                               CACTUS EUROPE SARL
                                 BALANCE SHEETS

                                                            --------------  ----------------  --------------   ----------------
                                                                             Informational                     Informational
                                                              OCTOBER 31,      Conversion       DECEMBER 31      Conversion
                                                                 1997        to U.S. Dollars       1996        to U.S. Dollars
                                                            --------------  ----------------  --------------   ----------------
LIABILITIES AND STOCKHOLDERS' DEFICIT                                                           (unaudited)

CURRENT LIABILITIES

Accounts payable and accrued expenses                        FF 2,553,000      $  441,696      FF 6,792,000       $1,306,154
Checks issued against future deposits                             333,000          57,612                --               --
Due to related party (Note 3)                                   4,098,000         708,997                --               --
                                                             ------------     -----------      ------------      -----------
TOTAL CURRENT LIABILITIES                                       6,984,000       1,208,304         6,792,000        1,306,154
                                                             ------------     -----------      ------------      -----------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
STOCKHOLDERS' DEFICIT

Common stock FF49 nominal value,
1,021 shares authorized, issued and outstanding                    50,000           8,651            50,000            9,615
Accumulated deficit                                            (4,871,000)       (842,734)       (2,737,000)        (526,346)
                                                             ------------     -----------      ------------      -----------
    TOTAL STOCKHOLDERS' DEFICIT                                (4,821,000)       (834,083)       (2,687,000)        (516,731)
                                                             ------------     -----------      ------------      -----------
TOTAL CURRENT LIABILITIES & STOCKHOLDERS' DEFICIT            FF 2,163,000      $  374,221      FF 4,105,000       $  789,423
                                                             ------------     -----------      ------------      -----------
                                                             ------------     -----------      ------------      -----------


             SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND
                      NOTES TO FINANCIAL STATEMENTS.

                               CACTUS EUROPE SARL
                            STATEMENT OF OPERATIONS

                                                          Informational       YEAR ENDED         Informational
                                  10 MONTHS ENDED         Conversion to       DECEMBER 31,       Conversion to
                                  OCTOBER 31, 1997         U.S. Dollars           1998            U.S. Dollars
                                --------------------  --------------------  ---------------  --------------------
                                                                              (unaudited)

SALES                                 FF2,983,000         $     516,090       FF10,414,000       $   2,002,692
COST OF SALES                           1,405,000              (243,080)         7,163,000          (1,377,500)
                                --------------------  --------------------  ---------------  --------------------
GROSS PROFIT                            1,578,000               273,010          3,251,000             625,192
                                --------------------  --------------------  ---------------  --------------------
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                3,176,000               549,481          4,508,000             866,923
                                --------------------  --------------------  ---------------  --------------------
OPERATING LOSS FROM CONTINUING
 OPERATIONS                            (1,598,000)             (276,471)        (1,257,000)           (241,731)
                                --------------------  --------------------  ---------------  --------------------
OTHER INCOME (EXPENSE)
  INTEREST INCOME                              --                    --              9,000                 192
  INTEREST EXPENSE                        (67,000)              (11,592)           (21,000)             (4,038)
  OTHER INCOME (EXPENSE)                 (469,000)              (81,142)          (100,000)            (19,231)
                                --------------------  --------------------  ---------------  --------------------
TOTAL OTHER INCOME (EXPENSE)             (536,000)              (92,734)          (120,000)            (23,077)
                                --------------------  --------------------  ---------------  --------------------
NET LOSS                            FF (2,134,000)        $    (369,204)     FF (1,377,000)      $    (264,808)
                                --------------------  --------------------  ---------------  --------------------

             SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND
                      NOTES TO FINANCIAL STATEMENTS.

                             CACTUS EUROPE SARL

                          STATEMENTS OF CASH FLOWS




                                                 10 months             Year
                                              ended October            ended
                                                 31, 1997           December 31,
                                                                       1996
                                              -------------       --------------
                                                                     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                       FF (2,134,000)      FF(1,377,000)

Adjustments to reconcile net loss to net
cash used in operating activities:
    Depreciation and amortization                    272,000          430,000
    Provision for bad debt                           141,000            4,000
    Provision for obsolete inventory                  19,000          150,000
Increase (decrease) from changes in:
    Accounts receivable                              705,000          963,000
    Inventory                                        356,000         (308,000)
    Prepaid and other                                172,000          714,000
    Accounts payable and accrued                    (138,000)        (690,000)
    expenses
                                               ---------------    --------------
Net cash used in operating activities               (607,000)        (114,000)
                                               ---------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                (13,000)        (427,000)
                                               ---------------    --------------
Net cash used in investing activities                (13,000)        (427,000)
                                               ---------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Checks issued against future deposits                333,000            --
                                               ---------------    --------------
Net cash from financing activities                   333,000            --
                                               ---------------    --------------
Net decrease in cash and cash equivalents           (287,000)        (541,000)

Cash & cash equivalents at beginning of period       287,000          828,000
                                               ---------------    --------------
Cash and cash equivalents at end of period     FF       --         FF 287,000
                                               ---------------    --------------


             SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND
                      NOTES TO FINANCIAL STATEMENTS.

                              CACTUS EUROPE SARL

                       STATEMENT OF CHANGES
                       IN STOCKHOLDERS' EQUITY DEFICIT


                            Common Stock         Accumulated      Total
                                                   Deficit     stockholders'
                       ---------------------                   equity deficit
                         Shares     Amount
                       -------------------------------------------------------------
Balance                  1,021    FF 50,000     FF (1,360,000)   FF (1,310,000)
December 31, 1995

Net loss (unaudited)                               (1,377,000)      (1,377,000)
                       -------------------------------------------------------------
Balance                  1,021       50,000        (2,737,000)      (2,687,000)
December 31, 1996

Net loss                                           (2,134,000)      (2,134,000)
                       -------------------------------------------------------------
Balance                  1,021    FF 50,000     FF (4,871,000)   FF (4,821,000)
October 31, 1997
                       -------------------------------------------------------------
                       -------------------------------------------------------------


             SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND
                      NOTES TO FINANCIAL STATEMENTS.

                             CACTUS EUROPE SARL
                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT AND PRESENTATION AND ORGANIZATION

Cactus Europe SARL (the Company), a French corporation created in April, 1994, is a value added reseller of computer hardware and software.
The financial statements have been prepared in accordance with United
States generally accepted accounting principles and issued in the Company's native currency, French Francs. A separate column translating the French Francs to U.S. Dollars at the market conversion rate at each balance sheet date, which was 5.78 and 5.2 French Francs per U.S. Dollar at October 31, 1997 and December 31, 1996, has been included for the balance sheets and statements of operations for information purposes only.

SUMMARY OF ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

INVENTORIES
Inventories are stated at the lower of cost, determined on a first-in first-out basis, or market.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Equipment and properties are stated at cost. Depreciation of equipment is provided using the straight line method over the estimated useful lives of the related assets which range from three to ten years.

REVENUE RECOGNITION POLICY
The Company recognizes revenue at the time products are delivered to the customers.

INCOME TAXES
The Company provides for income taxes in accordance with STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109 ("SFAS 109"), ACCOUNTING FOR INCOME TAXES. SFAS 109 employs an asset and liability approach in accounting for income taxes, the objective of which is to recognize the amounts of current and deferred tax payable at the date of the financial statements using the provisions of enacted tax laws.

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 1.  Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of October 31, 1997, the Company had a working capital deficiency of FF 5,827,000 and a shareholders' deficit of FF 4,821,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to October 31, 1997, as discussed in Note 6, the Company sold all of its assets and substantially all of its liabilities to Apparel Technologies, Inc., a United States company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2. Inventory

The Company's inventory consists of computer hardware and software finished goods. The inventory is net of reserves for obsolescence of FF169,000 and FF150,000 as of October 31 ,1997 and December 31, 1996.

Note 3. Due to related party

The Company has an unsecured payable to its president of FF4,098,000 as of October 31, 1997. This liability does not bear interest and is due on demand.

Note 4. Commitments and Contingencies

LEASE

The Company leases its facilities on a six month contract basis. Rent expense included in the statements of operations are FF125,000 and FF150,000 for the ten months ended October 31, 1997 and year ended December 31, 1996.

LAWSUITS

The Company is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position, operations or cash flows of the Company.

Note 5. Income Taxes

The Company has incurred losses since inception. The Company has net operating loss carryforwards of approximately FF4,871,000 as of October 31, 1997. Approximately FF4,000,000 of these carryforwards expire in the years 1999 to 2002, while the remaining amount is considered permanent net operating loss carryforwards by the French government and do not expire.
Due to management not being able to conclude that it is more likely than not that the deferred tax asset will be realized, a valuation allowance has been recorded for the full amount of this asset.

Note 6. Subsequent event

In November, 1997, all of the assets and a significant amount of the liabilities of the Company were sold to Apparel Technologies, Inc., a United States corporation, for $20,000 and 40,000 shares of restricted stock.

ITEM 7.b.

           Pro Forma Condensed Combined Statement of Operations
           For the Six Month Period ended November 30, 1997 for
  Apparel Technologies, Inc. (Unaudited) and Cactus Europe SARL (Unaudited)

                               APPAREL                                 PRO FORMA    PRO FORMA
                               TECHNOLOGIES  CACTUS       COMBINED     ADJUSTMENTS  COMBINED
                               ------------  -----------  -----------  -----------  -----------
                               (Unaudited)   (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Net Sales                        1,399,558     393,667     1,793,225           -     1,793,225
Cost of Sales                     (936,123)   (138,164)   (1,074,287)          -    (1,074,287)
                               ------------  -----------  -----------  -----------  -----------
Gross Profit                       463,435     255,503       718,938           -       718,938

Selling, General &
  Administrative expenses        2,760,206     393,336     3,153,542       8,782(2)  3,162,324
                               ------------  -----------  -----------  -----------  -----------
Loss from Operations            (2,296,771)   (137,833)   (2,434,604)     (8,782)   (2,443,386)
                               ------------  -----------  -----------  -----------  -----------
Other Expense                     (782,763)          -      (782,763)          -      (782,763)
                               ------------  -----------  -----------  -----------  -----------
Net Loss                        (3,079,534)   (137,833)   (3,217,367)     (8,782)   (3,226,149)
                               ------------  -----------  -----------  -----------  -----------
Loss per share                       (0.23)                                              (0.24)

Weighted average
  shares of                    13,401,387                                           13,441,387

             SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED STATEMENTS OF OPERATIONS

               FOR THE TWELVE MONTH PERIOD ENDED MAY 31, 1997 FOR
   APPAREL TECHNOLOGIES (AUDITED) SUSAN BURROWES, LTD. (UNAUDITED) AND CACTUS
                            EUROPE SARL (UNAUDITED)

                                        APPAREL       SUSAN                               PRO FORMA    PRO FORMA
                                      TECHNOLOGIES   BURROWES     CACTUS     COMBINED    ADJUSTMENTS   COMBINED
                                      ------------ ----------- -----------  -----------  -----------  -----------
                                                   (Unaudited) (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Net Sales                              $1,675,350  $12,188,000  $1,256,995  $15,120,245   $       --  $15,120,245
Cost of Sales                           1,072,509    8,501,000     724,403   10,297,912           --   10,297,912
                                      ------------ -----------  ----------  -----------   ----------   ----------
Gross Profit                              602,841    3,687,000     532,592    4,822,333           --    4,822,333
Selling, general and administrative
 expenses                               2,182,040    4,128,000     657,809    6,967,849      132,567(2) 7,100,416
                                      ------------ -----------  ----------  -----------   ----------   ----------
Loss from operations                   (1,579,199)    (441,000)   (125,217)  (2,145,516)    (132,567)  (2,278,083)
Other expense                             112,381      380,000      91,173      583,554           --      583,554
                                      ------------ -----------  ----------  -----------   ----------   ----------
Net income (loss):
  from operations                      (1,691,580)    (821,000)   (216,390)  (2,729,070)    (132,567)  (2,861,637)
                                      ------------ -----------  ----------  -----------   ----------   ----------
Dividends to preferred shareholder        512,633           --          --      512,733           --      512,733
                                      ------------ -----------  ----------  -----------   ----------   ----------
Net loss allocable to common
 shareholders                          $2,204,213  $   821,000  $  216,390  $ 3,241,803   $  132,567  $ 3,374,370
                                      ------------ -----------  ----------  -----------   ----------   ----------
Net loss per share                     $    (0.30)                                                     $    (0.29)
  Weighted average common shares
    outstanding                         7,314,943                                                      11,554,943

            SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED
                      COMBINED STATEMENTS OF OPERATIONS.

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

    1. BASIS OF PRESENTATION. The pro forma condensed combined historical statements of operations are based on the acquisition of Cactus Europe SARL, a French Corporation ("Cactus") by Apparel Technologies, Inc. ("Company"), through the acquisition of all of the assets and substantially all of the liabilities of Cactus in exchange for 40,000 restricted shares of Company stock and a cash payment of $20,000. These statements also reflect, to the extent amounts are not already present in the historical statements of operations of the Company, the effect of the acquisition of Susan Burrowes, Ltd. ("SBL") by the Company. As these statements are being filed subsequent to the Company's 10-QSB, which include the acquired assets and liabilities of Cactus, no pro forma balance sheet has been presented.

    2. S,G+A. Adjustment to reflect the amortization of goodwill over its 15 year life for SBL and Cactus for the year ended May 31, 1997 and Cactus for the six months ended November 30, 1997.